SHARE PURCHASE AGREEMENT
                    -------------------------

     THIS AGREEMENT is made and entered into this ____, day of

____________, 1976, by and between TEMTEX INDUSTRIES, INC. a

Texas corporation with its principal place of business in

Dallas, Texas (the "Corporation"), JAMES E. UPFIELD, a resident of Dallas, Texas (the "Stockholder"), and REPUBLIC NATIONAL BANK

OF DALLAS, a national bank with principal office in Dallas,

Texas, Trustee hereunder (the "Trustee").

                       W I T N E S S E T H

     WHEREAS, Stockholder owns a substantial amount of the

presently issued and outstanding shares of common stock of the

Corporation (the "Common Stock"), the public sale of a large portion of which at any time might, in the opinion of the

Corporation, be injurious to the best financial interests of the

Corporation; and

     WHEREAS, Stockholder desires assurance that if he should

die his estate will have a source of sufficient funds to pay all estate and inheritance taxes and funeral and administration

expenses imposed or incurred by reason of his death, since in the absence of such assurance he or his estate might be required to sell a portion of his shares of Common Stock in a public

transaction in order to raise such funds, and the Corporation desires to provide such assurance to Stockholder; and

     WHEREAS, Stockholder and the Corporation have reached an

agreement whereby (i) upon the death of Stockholder certain of his shares of Common Stock may be sold by his estate to the

Corporation or purchased by the Corporation from his estate, at the option of the respective parties, and (ii) the funds to

finance any such sale or purchase of shares will be provided through insurance on the life of Stockholder, and

said parties wish to evidence the terms of their agreement

herein;
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


     NOW, THEREFORE, in consideration of the mutual covenants

herein contained, each to the other, the parties hereby agree as follows:

     1.   OPTIONAL SALE OR PURCHASE OF COMMON STOCK.  In the

event of the death of Stockholder:

         (a)   the Corporation, upon demand of the legal

representatives of the estate of Stockholder (the "Estate") made within the period and in the manner provided in paragraph 2

below, shall purchase from the Estate, or

         (b)   the Estate, upon demand of the Corporation also

made within the period and in the manner provided in paragraph 2 below, shall sell to the Corporation, up to that portion of the shares of Common Stock specified in paragraph 4 below owned

beneficially by Stockholder on the date of his death (the total shares included in such portion in either case being hereafter called the "Purchasable Stock") on the terms and conditions

hereinafter set forth.

     2.   METHOD OF EXERCISING OPTION.  If the legal

representatives of the Stockholder or the Corporation shall

desire to exercise the option which the respective parties shall have pursuant to paragraph 1 above to require the Corporation to purchase, or the Estate to sell, any of the Purchasable Stock,

as the case may be, the party desiring to make such demand shall give notice thereof to the other party and to the Trustee within the period (the "Option Period") commencing one (1) month after the date of death of Stockholder and ending on the latest date by which any death taxes may be assessed against or with respect to the estate of Stockholder under provisions of applicable law then in effect, provided however that any such notice shall be given in any event within six (6) years after the date of death of Stockholder.  Said notice shall specify the number of shares of Common Stock to be bought or sold pursuant to such exercise of said option, the purchase price thereof computed in

accordance with paragraph 3 below, the Purchasable Stock of

Stockholder computed in accordance with paragraph 4 below, and the name of the purchasing or selling party.  Said option may be exercised by either party as to any part of the Purchasable

Stock and from time to time by more than one such exercise

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
during the Option Period, provided that a separate notice shall be given for each such exercise and further provided that the aggregate number of shares of Common Stock included in all such notices of exercise, whether given by the purchasing party or the selling party, shall not exceed the limitation on shares comprising the Purchasable Stock provided in paragraph 4 below.

     3.    PURCHASE PRICE.  The purchase price of each share  of

Purchasable Stock sold hereunder shall be equal to:

         (a)   the mean between the highest and lowest quoted

selling price for each share of Common Stock of the Corporation in any public securities exchange or market, if available, or otherwise the mean between the bona fide closing bid and asked prices therefor in said exchange or market, on the date of death of Stockholder, or if no such sales or prices shall be available on said date, then a weighted average of the means between the highest and lowest selling prices, or the bona fide closing bid and asked prices, as the case may be, for each such share on the nearest trading date before and the nearest trading date after said date of death of Stockholder (said average to be weighted inversely by the respective numbers of trading dates between the selling dates or the price quotation dates and said date of

death in the same manner used in determining the valuation of stocks for Federal estate tax purposes as set forth in Treasury

Regulation S20.2031-2(d) promulgated by the Commissioner of

Internal Revenue under Section 2031 of the Internal Revenue

Code); less

         (b)   an amount equal to ten percent (10%) of the

amount determined under (a) of this paragraph 3.

     4.   LIMITATION ON PURCHASABLE STOCK.  The Purchasable

Stock shall not exceed that number of whole shares of the Common

Stock which, when multiplied times the purchase price per share thereof as determined pursuant to paragraph 3 above, shall

result in an aggregate purchase price for said shares which is the lesser of:

         (a)   an amount equal to the sum of (i) the estate,

inheritance, legacy and succession taxes (including any interest collected as a part of such taxes) imposed because of

Stockholder's death and (ii) the amount of funeral and

administration expenses allowable as
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

deductions in computing the taxable estate of Stockholder under

Section 2053 of the Internal Revenue Code, or corresponding provisions of subsequent federal tax statutes.

         (b)   the amount paid to the Trustee hereunder upon and

by reason of the death of Stockholder pursuant to' the terms of any life insurance policy listed on Schedule A attached hereto and made a part hereof, including any policies which may be

substituted therefor.

The legal representatives of the Estate shall furnish to the

Corporation and the Trustee on the request of either information as to any of the amounts referred to in (a) of this paragraph 4,

together with such corroborative evidence thereof as shall be available, to the extent said information is known to said

representatives at the time of said request.  The Trustee shall furnish to the Corporation and the legal representatives of the

Estate on the request of either information as to the amount referred to in (b) of this paragraph 4, also together with such corroborative evidence thereof as shall be available, to the extent said information is known to the Trustee at the time of said request.

     5.   ADDITIONAL CONDITIONS AND LIMITATIONS.

Notwithstanding any other provisions of this Agreement which may be to the contrary:

         (a)   The Estate shall not be obligated to sell any

shares of the Purchasable Stock to the Corporation following the

Corporation's exercise of the option which it has pursuant to paragraph 1 above to purchase the Purchasable Stock, unless

prior to the closing the Estate shall have obtained a ruling from the Internal Revenue Service or an opinion of counsel

satisfactory in form and content to the Estate, to the effect that the purchase of such shares of Purchasable Stock by the

Corporation will be treated as a distribution in full payment and exchange therefor under Section 302(b) of the internal

Revenue Code, or corresponding provisions of subsequent federal tax statutes.

         (b)   In addition to the limitation on the amount of

Purchasable Stock under paragraph 4 above, the Corporation shall not have any obligation or right hereunder to purchase shares of

Common Stock from the Estate if and to the extent that such

purchase would result in

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

an impairment of capital of the Corporation or otherwise be

in violation of applicable state law relative to the

Corporation's purchase of its own shares.  In

the event that either the Corporation or the legal

representatives of the Estate believes that any limitation under this paragraph 5(b) shall be or become applicable, such party shall give notice thereof to the other party and to the Trustee prior to the time for closing any sale or purchase of shares hereunder setting forth the reason therefor.  Any such notice shall be controlling of said obligations and rights of the

Corporation hereunder unless disputed by the selling or

purchasing party by further notice to the other party and to the

Trustee given within fifteen (15) days after receipt of the

first mentioned notice, in which case the matter shall be

resolved thereafter only by mutual agreement of the selling and purchasing parties or by final decision of a court of law having jurisdiction thereof.  In no event shall the Trustee be charged with any duty or responsibility to decide whether or not any limitation under this paragraph 5(b) shall be applicable.  If the Corporation is unable to purchase all or any part of the

Purchasable Stock because of a limitation under this paragraph

5(b), the Estate may offer or sell those shares otherwise

includable in the Purchasable Stock free and clear of any

obligations or restrictions on transfer thereon otherwise

provided for in this Agreement.

     6.   CLOSING OF SALE.  The closing of any sale of shares of

Purchasable Stock shall be held at the principal office of the

Corporation at a time mutually agreeable to the selling and

purchasing parties and the Trustee not more than thirty (30)

days after date of the notice specified in paragraph 2 above whereby the selling or purchasing party shall have exercised the option to sell or purchase the same hereunder; provided,

however, that if such notice has been given by the Corporation and the Estate intends to obtain a ruling from the Internal

Revenue Service pursuant to paragraph 5(a) above, the Estate shall have the right to postpone the closing to a date selected by the Estate not more than two hundred seventy (270) days after the date of such notice, in which event the Estate promptly, and in any event within forty-five,(45) days from the date of such notice, shall file an application for such ruling with the

Internal Revenue Service.  At said closing the purchase price of all shares thus sold to or purchased by the

Corporation hereunder shall be payable in cash to the Estate by the Trustee on behalf of the Corporation out of the proceeds of insurance on the life of Stockholder referred to in paragraph 7 below, and the legal representatives of the Estate shall deliver to the

Corporation certificates evidencing said shares duly endorsed and accompanied by evidence of the authority of said

representatives to act for the Estate in such sale and any other evidence customarily required for transfer of shares of Common

Stock of the Corporation by a decedent's estate.  Any transfer taxes applicable to such sale shall be paid by the Estate.

     7.   MAINTENANCE OF INSURANCE.  To provide the funds with

which the Corporation shall discharge any obligation it may

incur to pay for Purchasable Stock hereunder the Corporation has acquired and now owns the policies of insurance on the life of

Stockholder listed in Schedule A attached hereto and made a part hereof.  The Corporation agrees:


          (a)  to deposit said policies with the Trustee;

          (b) to designate the Trustee as beneficiary of said policies and the proceeds thereof as payable in one lump SUM;
          (c)  to pay timely all premiums due on said policies;

               and

          (d)  to deposit proof of payment of each premium with

               the Trustee within fifteen (15) days after each

               such payment is made.

Upon mutual agreement of the Corporation and Stockholder any of the policies described in attached Schedule A may be withdrawn by the Corporation from the Trustee and the terms of this

Agreement so long as one or more other policies of insurance on the life of Stockholder of equal face amount are substituted therefor by the Corporation and appropriate changes are made in said Schedule A.

     8.   DISPOSITION OF PROCEEDS OF INSURANCE OR INSURANCE

POLICIES.  Promptly following receipt of advice of the death of

Stockholder, whether by notice from the Corporation or the legal representatives of the Estate or otherwise, the Trustee shall make claim to the proceeds of the insurance policy or policies on the life of Stockholder held by the Trustee hereunder.  Upon collection of said proceeds the Trustee shall give prompt notice thereof to the Corporation and

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

said representatives.  From time

to time thereafter during the remaining term of this Agreement until receipt of notice of exercise of any option to sell or to purchase shares of Purchasable Stock provided for in paragraph 1 above, the Trustee shall deposit or invest said proceeds at

interest for the Corporation (i) in one or more evidences of indebtedness of the United States of America or any agency

therefor or (ii) in certificates of deposit issued by Trustee or any other national bank approved by the Corporation and the

Estate; provided., however, that any such deposit or investment shall only be in such form that the Trustee may sell, collect or otherwise reduce said deposit or investment to cash within not more than thirty (30) days from the date of said deposit or

investment, and further provided that the Trustee shall furnish information to the Corporation promptly of all such deposits of said insurance proceeds, collections thereof and interest earned thereon.  After receipt of any notice of exercise of any option held hereunder, the Trustee shall cause all or a portion of the proceeds of insurance on the life of Stockholder held by it

hereunder at least as great as the purchase price of the shares to be sold or purchased pursuant to said notice to be reduced to cash by the closing date therefor.  At such closing, upon being furnished with written evidence of (a) the agreement of the

selling and purchasing parties of the purchase price of the

shares of Purchasable Stock being sold or purchased and (b) the delivery of said shares to the Corporation in accordance with paragraph 6 above and in the absence of any party having given prior notice to the Trustee of the applicability of any

provision of paragraph 5 above or paragraphs 13 or 14 below (or if any such notice shall have been given then upon resolution of the matter referred to therein in accordance with the pertinent provisions of this Agreement) , the Trustee shall pay an amount equal to said purchase price to the selling party in cash out of the aforementioned insurance proceeds.  If this Agreement shall be terminated pursuant to paragraph 14 below while the Trustee shall be holding any proceeds of insurance collected on the life of Stockholder, the Trustee, upon receiving notice thereof,

shall pay to the Corporation promptly following such termination any excess of such proceeds over the aggregate purchase price of shares of Purchasable Stock theretofore sold to or purchased by the Corporation from the Estate (if neither the Estate nor the

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

Corporation shall have exercised the option provided in

paragraph 1 above to sell or purchase such shares of Purchasable

Stock, then such excess shall consists of all proceeds of such insurance held by the Trustee hereunder).  If this Agreement shall be terminated pursuant to said paragraph 14 while the

Trustee shall be holding any insurance policies subject to this

Agreement, the Trustee, upon receiving notice thereof, shall return promptly to the Corporation the policy or policies on the life of Stockholder.  The Trustee shall pay to the Corporation at intervals not less frequent than annually while any insurance proceeds collected hereunder are held and deposited or invested at interest by the Trustee any and all interest earned from the deposit or investment thereof.

     9.   POWERS, DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

The Trustee shall have the following powers, duties and

responsibilities hereunder:

     (a)  To receive and hold safely in its custody until (i)

the death of Stockholder or (ii) termination of this Agreement and return to the Corporation pursuant to paragraph 8 above the insurance policies on the life of Stockholder described in

attached Schedule A and any policies substituted therefor

pursuant to paragraph 7 above.

     (b)  Upon and after the death of Stockholder to make claim for, collect, hold, deposit or invest, and pay over the proceeds of (i) the insurance policy or policies on the life of

Stockholder and (ii) any deposits or investments thereof and interest earned thereon for the account of the Corporation, in accordance with the provisions of paragraph 8 above.

     (c)  To prepare and file any and all tax returns or notices and furnish any information required by any governmental

authority with respect to any transaction effected by the

Trustee under this Agreement.

     (d)  To provide to the interested parties hereunder such

notices and/or information as shall be required or permitted by the Trustee under any other provision of this .Agreement,

including copies of any returns or notices prepared and filed or information furnished pursuant to (c) of this paragraph 9.

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

The Trustee shall not be responsible for any loss or

depreciation in value of any insurance policy or the proceeds thereof held by it hereunder, nor for any loss, damage or

expense arising from the performance of its duties or exercise of its powers hereunder so long as the Trustee shall have acted in good faith in performing or exercising the same.  Under no circumstances shall the Trustee be answerable or accountable for any property, including money, which does not come within its possession or control.  The Trustee shall not incur any personal liability to any person or corporation dealing with it in the performance of its duties or the exercise of its powers

hereunder, and the Trustee may act or contract in such form that it shall be exempt from such personal liability.

     10.  COMPENSATION OF THE TRUSTEE.  The Corporation shall

reimburse the Trustee for any expense incurred by it in carrying out the provisions of this Agreement and shall pay the Trustee reasonable and customary compensation for serving as Trustee hereunder.  The Trustee shall not be required to furnish bond or any other security for serving in said capacity hereunder.

     11.  RESIGNATION OF THE TRUSTEE.  Republic National Bank of

Dallas or any successor Trustee shall be authorized to resign as

Trustee by notice (i) to Stockholder (or the legal

representatives of the Estate after his death) and (ii) to the

Corporation given at least thirty (30) days prior to the

effective date thereof, whereupon prior to said effective date said parties receiving such notice shall mutually appoint

another national bank with principal office in the State of

Texas having trust powers and capital and surplus of at least

Ten Million Dollars ($10,000,000.00) to serve as successor

Trustee hereunder; provided that, in the event said parties, for any reason, shall fail to so appoint a successor Trustee within said period then the successor Trustee shall be such national bank having the aforementioned qualifications as shall be

appointed at the request of any of said parties by the senior judge of the United States District Courts then sitting in the

Northern Judicial District of Texas, said judge acting in his or her individual capacity (and not his or her judicial capacity),

with said appointment to be made in writing and notified to said parties thereby affected.

     12.  REORGANIZATION OF THE TRUSTEE.  If Republic National

Bank of Dallas or any successor Trustee serving hereunder should change its name, be reorganized, merged or consolidated with or acquired by any other bank or trust company, acquire any other bank or trust company, or be converted into a different type of bank or trust company, it shall be deemed a continuing entity and shall continue to act as Trustee hereunder.

    13.   SUSPENSION OF EXERCISE OF OPTIONS.  Notwithstanding

any other provisions of this Agreement which may be to the

contrary, no option provided for in this Agreement shall be

exercised during any period while the Corporation shall be

making a distribution of any of its securities if the exercise thereof would violate any Federal or state securities laws, but upon the termination thereof the right to exercise said options shall recommence subject to the other provisions of this

Agreement, The Corporation shall give notice of any such

distribution and the beginning and ending dates thereof to the

Stockholder (or the legal representatives of the Estate if he shall have died) and to the Trustee.

     14.   TERMINATION OF AGREEMENT.  Further, notwithstanding

 any other provision of this Agreement which may be to the

 contrary, this Agreement and all rights and obligations of the parties hereunder as to Purchasable Stock shall terminate and be of no further force or effect:

          (a)  upon the determination of bankruptcy or the

     dissolution of the Corporation;

          (b)   upon the cessation of regular business

 activities by the Corporation;

          (c)  upon the listing of any securities of the

     Corporation, including the Common Stock thereof, on a

     public stock exchange if the agreement or the options

     contained herein shall not be authorized by the rules of

     said exchange;

          (d)  at the option of the Corporation, exercisable by

     written notice given to the legal representatives of the

     Estate prior to the purchase of any Purchasable Stock

     hereunder, in the event the purchase price per share of the

     Purchasable Stock (determined as provided in paragraph 3

     hereof) shall exceed 200% of the book value per share thereof, determined as of the end of the fiscal quarter immediately preceding the date of Stockholder's death by

     the Chief Financial Officer of the Corporation;

          (e)  at the option of the legal representatives of the

     Estate, exercisable by written notice given to the

     Corporation prior to the purchase of any Purchasable Stock hereunder, in the event the purchase price per share of the

     Purchasable Stock (determined as provided in paragraph 3

     hereof) shall be less than 75% of the book value per share thereof, determined as of the end of the fiscal quarter

     immediately preceding the date of Stockholder's death by

     the Chief Financial Officer of the Corporation; or

         (f)   by the mutual written consent of Stockholder, or

     the legal representatives of the Estate, and the

     Corporation.

Also, in the event that Stockholder shall dispose during his lifetime of all the Common Stock he now owns, this Agreement and all rights and obligations of Stockholder and the Corporation as to Purchasable Stock hereunder shall terminate and be of no

further force or effect.  In the event of any such termination referred to in this paragraph 14 any party to this Agreement having evidence pertaining thereto shall give notice thereof to the other parties hereto, and such notice shall be controlling of the obligations and rights of all such parties unless

disputed in the same manner provided in paragraph 5 above, in which case the matter shall be similarly resolved (the Trustee in no such event being charged with any duty or responsibility to decide the same).

      15.  PURCHASE OF INSURANCE POLICY OR POLICIES BY STOCKHOLDER.

If Stockholder ceases at any time to own Common Stock of the

Corporation, or if any of the provisions of paragraph 5 or 14 above shall become applicable with the effect of terminating this Agreement or the obligations of the Corporation hereunder to purchase shares of Purchasable Stock from the Estate after

Stockholder's death if the legal representatives of the Estate should wish to exercise their option to sell the same hereunder,

then Stockholder may, at his option, purchase from the

Corporation any part or all of any insurance policy owned by the

Corporation on his life and then subject to this Agreement, for its cash surrender value, if any, net of any policy

indebtedness, plus any

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

unearned premium thereon at the date of

such purchase, by giving notice and tendering cash payment

therefor to the Corporation at any time within thirty (30) days after occurrence of the aforementioned event; and the

Corporation, or the Trustee on its behalf, shall deliver such policy or portion thereof so purchased together with duly

executed instruments evidencing transfer of ownership and change of beneficiary thereof as Stockholder shall direct.

    16.   NOTICE.  Any notice required or permitted to be given

under this Agreement shall be given in writing and delivered in person or by letter deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the party to be notified at the last known address of such

party.

    17.   BINDING EFFECT OF AGREEMENT.  This Agreement shall be

binding upon not only the parties hereto but also their heirs,

legal representatives, successors and assigns, including but not limited to any corporation or entity which may acquire all or substantially all of the assets and business of the Corporation or with or into which the Corporation may be consolidated or merged, provided that the rights and .obligations hereunder of the surviving corporation in any consolidation or merger to

which the Corporation is a party and of any corporation to which the Corporation may assign all or substantially all of its

assets or business shall be to purchase its own class or series of publicly held securities owned by Stockholder at the date of his death having a purchase price, determined in accordance with paragraph 3 above, equal to the maximum purchase price for the

Purchasable Stock specified in paragraph 4 above.

     18.  RESTRICTIONS ON TRANSFER OF CERTAIN SHARES OF COMMON

STOCK FOLLOWING DEATH OF STOCKHOLDER.  Upon and following the death of Stockholder until the time specified in the next to last sentence of this paragraph 18, that number of shares of

Common Stock owned by Stockholder at said date of death having an aggregate value, when priced according to the provisions of paragraph 3 above' equal to an amount determined under (b) of paragraph 4 above (said shares being hereafter called the

"Restricted Maximum Purchasable Stock"), shall become and be restricted from transfer by the Estate to any transferee other than the Corporation pursuant to the terms of this Agreement unless the Corporation expressly waives said restriction

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


by written consent delivered to the Estate.  Promptly after the

Trustee shall have given the notice of collection of the

proceeds of the insurance policy or policies on the life of

Stockholder held hereunder, as provided in paragraph 8 above,

the legal representatives of the Estate shall surrender to the

Corporation certificates evidencing the number of shares of

Restricted Maximum Purchasable Stock, together with a

computation thereof made in accordance with the foregoing

provisions of this paragraph 18 and the amount reflected in the aforementioned notice from the Trustee, and the Corporation

shall thereupon cause the following legend to be noted upon or affixed to said certificates (or to new certificates registered in the name of the Estate) evidencing shares comprising the

Restricted maximum Purchasable Stock before returning the same to said legal representatives of the Estate:


      "The shares of Common Stock of Temtex Industries, Inc. (the 'Corporation'), represented by this certificate are subject to restrictions on transferability imposed by a certain Share Purchase the Corporation, James E. Upfield and Republic National Bank of Dallas, Trustee. A copy of such Agreement is on file at the principal place of business of the Corporation and at its registered office and is subject to the same right of examination by a shareholder of the Corporation, in person or by agent, attorney, or accountant, as are the books and records of the Corporation. The Corporation will furnish a copy of said Agreement to the holder of this certificate without charge upon written request to the Corporation at its aforesaid principal place of business or registered office."

Upon (i) expiration of the Option Period with respect to any

Purchasable Stock owned by Stockholder at the date of his death or (ii) any earlier termination of (a) the obligations and

rights of the Corporation or (b) this Agreement pursuant to the provisions of paragraphs 5 or 14 above, the legal,

representatives of the Estate may surrender to the Corporation any certificates evidencing shares of Common Stock then owned by the Estate and bearing the above legend or notation, and the

Corporation shall reissue new certificates therefor without said legend or notation and deliver the same to the legal

representatives of the Estate, whereupon said shares shall no longer be subject to any restrictions on transfer under this

Agreement.  Nothing herein shall be construed to impose any

restriction on transferability of any shares of Common Stock

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

owned by Stockholder at the date of his death in excess of the

Restricted Maximum Purchasable Stock, and the legal

representatives of the Estate shall be free to transfer any such excess shares without restriction hereunder.

    19.   DISCLOSURE TO AND APPROVAL BY STOCKHOLDERS OF THE

CORPORATION.  This Agreement and the provisions hereof shall be disclosed to the stockholders of the Corporation and shall be approved and ratified by a majority of the stockholders of the

Corporation before becoming effective.

     EXECUTED at Dallas, Texas this ___ day of _________, 1976.



                              TEMTEX INDUSTRIES, INC.
ATTEST

                              By________________________________
____________________________                          President
                  Secretary

                              _________________________________
                              James E. Upfield

                              REPUBLIC NATIONAL BANK OF DALLAS,
ATTEST:                       TRUSTEE

                              By:______________________________
___________________________     Vice President and Trust Officer
                    Cashier